UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                  May 15, 2006

                        Commission file number 333-75956

                                NS8 Corporation
                                ---------------
        (Exact name of small business issuer as specified in its charter)

          Delaware                                               13-4142621
         ----------                                            -------------
 (State or other jurisdiction                                  (IRS Employer
  of incorporation or organization)                          Identification No.)

                1420 Fifth Avenue, 22nd Floor, Seattle, WA 98101
                ------------------------------------------------
                    (Address of principal executive offices)

                                 (206) 521-5986
                            -------------------------
                           (Issuer's telephone number)


              ---------------------------------------------------
              (Former Name, Former Address and Former Fiscal Year,
                          if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(A). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On May 12, 2006, the management of NS8 Corporation (the "Company") concluded that certain of the Company's previously issued financial statements should be restated to amend and restate the accounting treatment utilized in connection with certain securities containing embedded derivatives and the accounting treatment of certain warrants issued for consulting services. The decision to restate the financial statements was approved by the Company's Board of Directors.The restatement is limited to the Company's reporting of its derivative instruments pursuant to Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133") and amortization of prepaid consulting expenses associated with warrants issued for consulting services and will not affect the Company's cash flows or cash positions during the restated periods.

The Company is currently in the process of preparing its amended Forms 10-QSB for the quarters ended March 31, June 30 and September 30, 2005. Consequently, in light of the pending restatement of our 2005 quarterly reports, readers should no longer rely on the financial statements contained in our original Forms 10-QSB for the first, second and third quarters of 2005, the effect of which is described below in more detail.

We determined that the valuation and recording of warrants issued in connection with consulting services were not properly accounted for under EITF 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

As part of its preparation of the financial statements for the year ended December 31, 2005, the Company, after discussion with Corbin & Company LLP, the Company's independent registered public accounting firm, undertook a review of its accounting for derivative instruments under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS No. 133").

As a result of such review, the Company determined that the manner in which it accounted for the variable conversion rate and an embedded put option of certain of its convertible notes payable was not in accordance with SFAS No. 133. The Company determined that the variable conversion feature was an embedded derivative instrument and that the conversion option was an embedded put option pursuant to SFAS No. 133. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of EITF No. 00-19, as a result of entering into the convertible note agreements, the Company was required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.

Accordingly, in connection with the restatement adjustments, the Company will appropriately reflect the non-operating, non-cash income or expense resulting from the changes in fair value. The Company had previously not recorded the embedded derivative instruments as a liability and did not record the related changes in fair value.

The Company included changes from period to period in the fair value of these derivative instruments as increases and decreases to change in fair value of derivative liability as required by SFAS No. 133 in the Company's Annual Reports on Forms 10-KSB for the years ended December 31, 2004 and December 31, 2005. The Company believes that it met those requirements and that derivative accounting treatment was appropriate under SFAS No. 133 and EITF No. 00-19.

     The Board of Directors has discussed the matters disclosed pursuant to this
Item 4.02(a) in this Current Report on Form 8-K with Corbin & Company LLP, our independent registered public accounting firm. The Company expects to file its amended Forms10-QSB for the quarters ended March 31, June 30, and September 31, 2005, respectively, when practical.

Signatures
----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NS8 Corporation
                                         (Registrant)



Date: May 15, 2006                        By:_/s/ Ricardo Rosado
                                          ----------------------
                                          Ricardo Rosado
                                          Chief Financial Officer, Principal
                                          Accounting Officer and Director